                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-12

                                SCANSOFT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1)   Title of each class of securities to which transaction applies:

     _________________________________________________________________________


     2)   Aggregate number of securities to which transaction applies:

     _________________________________________________________________________


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     _________________________________________________________________________


     4)   Proposed maximum aggregate value of transaction:

     _________________________________________________________________________


     5)   Total fee paid:

     _________________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     _________________________________________________________________________


     2) Form, Schedule or Registration Statement No.:

     _________________________________________________________________________


     (3) Filing Party:

     _________________________________________________________________________


     (4) Date Filed:

     _________________________________________________________________________

                                 SCANSOFT, INC.
                               9 Centennial Drive
                               Peabody, MA 01960
                                 (978) 977-2000

                               ----------------

                    Notice of Annual Meeting of Stockholders

                               ----------------

TO THE STOCKHOLDERS OF SCANSOFT, INC.:

   The Annual Meeting of Stockholders of ScanSoft, Inc. (the "Company") will be held at the Company's headquarters, 9 Centennial Drive, Peabody, Massachusetts, on May 4, 2000 at 10:00 a.m. for the purpose of considering and acting upon the following proposals:

  (1) To elect a Board of eight (8) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

  (2) To approve the Company's Amended and Restated Certificate of
      Incorporation;

  (3) To approve the Company's 2000 Stock Option Plan;

  (4) To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the period ending December 31, 2000; and

  (5) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

   The Board of Directors has fixed the close of business on March 10, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at 9 Centennial Drive, Peabody, Massachusetts 01960 for ten days prior to the Annual Meeting.

   The Company's 1999 Annual Report to Stockholders accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement.

                                          By Order of the Board of Directors

                                          Katharine A. Martin
                                          Secretary

Peabody, Massachusetts
April 4, 2000


 YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE
 ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                 SCANSOFT, INC.
                               9 Centennial Drive
                               Peabody, MA 01960
                                 (978) 977-2000

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 4, 2000

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ScanSoft, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 4, 2000 at 10:00 a.m. at 9 Centennial Drive, Peabody, Massachusetts. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 4, 2000.

                                 VOTING RIGHTS

   Each share of Common Stock entitles its holder to one vote on matters to be acted upon at the meeting, including the election of directors. Votes cast in person or by proxy at the Annual Meeting will be tabulated by U.S. Stock Transfer Corporation, the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of the director nominees, FOR approval of the Amended and Restated Certificate of Incorporation, FOR approval of the Company's 2000 Stock Option Plan, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the designated independent public accountants and, as the proxy holders deem advisable in their sole discretion, on other matters that may come before the meeting, as the case may be with respect to the item not marked. A stockholder may indicate on the enclosed Proxy or its substitute that it is abstaining from voting on a particular matter (an "abstention"). A broker may indicate on the enclosed Proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"). Abstentions and broker non-votes are each tabulated separately.

   The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general, Delaware law provides that a majority of the shares entitled to vote present in person or represented by proxy constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum. Except for the approval of the Amended and Restated Certificate of Incorporation, the affirmative vote of the majority of shares entitled to vote and present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. The affirmative vote of the majority of the shares outstanding is required to approve the Amended and Restated Certificate of Incorporation.

   In determining whether a proposal has been approved, abstentions of shares that are entitled to vote are treated as present in person or represented by proxy, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes of shares that are entitled to vote are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal.

                        RECORD DATE AND SHARE OWNERSHIP

   Stockholders of record of the Company as of the close of business on March 10, 2000 have the right to receive notice of and to vote at the Annual Meeting. On March 10, 2000, the Company had issued and outstanding 26,725,883 shares of Common Stock.

                                    PROXIES

   Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company from its stockholders.

   Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and the election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

   At the Annual Meeting, a Board of eight (8) directors will be elected. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below. The nominees are presently directors of the Company. Messrs. Frankenberg and Teresi became directors of the Company effective at the close of the Company's recent acquisition of Caere Corporation. Messrs. Harding and Marquardt each resigned from the Board in August 1999 and October 1999, respectively. In the event that any Management nominee shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

   THE NAME, AGE AND PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS OF THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

        Name         Age        Principal Occupations for Past Five Years
        ----         ---        -----------------------------------------
 Michael K. Tivnan.. 47  . Served as the President and Chief Executive Officer
                           of the Company since  March 2, 1999.
                         . From February 1998 until March 2, 1999, Mr. Tivnan
                           served as the President  of ScanSoft, Inc., which
                           was then operating as an indirect wholly owned
                            subsidiary of Xerox.
                         . From November 1993 until February 1998, Mr. Tivnan
                           served as General  Manager and Vice President of
                           ScanSoft.
                         . From January 1991 until November 1993, Mr. Tivnan
                           served as Chief  Financial Officer of ScanSoft.
 Paul A. Ricci...... 43  . Served as the Chairman of the Board of Directors
                           since March 2, 1999.
                         . Mr. Ricci joined Xerox in 1992 and is currently the
                           Vice President, Corporate  Business Development, a
                           position he has held since January 1998.
                         . Prior to assuming his current position, Mr. Ricci
                           has held several positions  within Xerox, including
                           serving as President, Software Solutions Division
                            and as President of the Desktop Document Systems
                           Division.
                         . Mr. Ricci has served as Chairman of the Board of
                           Directors of ScanSoft since  June 1997.
 J. Larry Smart..... 52  . Served as a director of the Company since February
                           1997.
                         . Mr. Smart is currently the President and Chief
                           Executive Officer of  EchoBahn.com, a developer of
                           Smartweb tool for consumers.
                         . From April 1997 until March 2, 1999, Mr. Smart
                           served as President and Chief  Executive Officer of
                           Visioneer, Inc. Mr. Smart served as Chairman of the
                            Board of Directors of Visioneer, Inc. from February
                           1997 until April 1997.
                         . From April 1996 to March 1997, Mr. Smart was
                           Chairman, President and  Chief Executive Officer of
                           StreamLogic Corporation, a network storage  company.
                         . From July 1995 to March 1996, Mr. Smart was
                           President and CEO of  Micropolis Corporation, a disk
                           drive design and manufacturing company.
                         . From March 1994 to February 1995, Mr. Smart was
                           President and Chief  Executive Officer of Maxtor
                           Corporation, a disk drive development and
                            manufacturing company.

          Name           Age      Principal Occupations for Past Five Years
          ----           ---      -----------------------------------------
                             . Mr. Smart currently serves as Chairman of the
                               Board of Southwall  Technologies Inc., a thin
                               film technology company, and is a director of
                                Savoir Technology Group, Inc., a distributor of
                               electronic components and  systems.
 Mark B. Myers.......... 60  . Served as a director of the Company since March
                               2, 1999.
                             . Since February 1992, Dr. Myers has served as
                               Senior Vice President, Xerox  Research and
                               Technology, responsible for worldwide research
                               and  technology.
 Katharine A. Martin.... 37  . Served as a director of the Company since
                               December 17, 1999.
                             . Since March 2, 1999, Ms. Martin has served as
                               the Company's Corporate  Secretary.
                             . Since September 1999, Ms. Martin has served as a
                               Member of Wilson  Sonsini, Goodrich & Rosati, a
                               Professional Corporation, and primary  outside
                               corporate and securities counsel to the Company.
                             . From January 1995 to September 1999, Ms. Martin
                               served as a Partner of  Pillsbury Madison &
                               Sutro LLP and from September 1987 to December
                                1994 as an associate of Pillsbury Madison &
                               Sutro LLP.
 Robert G. Teresi....... 58  . Served as a director of the Company since March
                               13, 2000.
                             . Mr. Teresi served as the Chairman of the Board,
                               Chief Executive Officer and  President of Caere
                               Corporation from May 1985 until March 2000.
 Robert J. Frankenberg.. 52  . Served as a director of the Company since March
                               13, 2000.
                             . Since May 1997, Mr. Frankenberg has served as
                               the President and Chief  Executive Officer of
                               Encanto Networks, Inc., a developer of hardware
                               and  software designed to enable creation of
                               businesses on the Internet.
                             . From April 1994 to August 1996, he was Chairman,
                               President and Chief  Executive Officer of
                               Novell, Inc., a producer of network software.
                             . From April 1991 to April 1994, he was Vice
                               President and General Manager  of the Personal
                               Information Products Group at Hewlett-Packard
                               Company,  a leading manufacturer of computing,
                               communications and measurement  products and
                               services.
                             . He is a director of Electroglas, Inc., National
                               Semiconductor, Daw  Technologies, Inc. and
                               Secure Computing Corporation.
 Anne M. Mulcahy........ 47  . Served as a director of the Company since March
                               13, 2000.
                             . Since 1999, she has served as Executive Vice
                               President; President, General  Market Operations
                               of Xerox Corporation and since 1992 she has
                               served in  other capacities for Xerox.

Required Vote

   The eight (8) nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted "FOR" management's nominees.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

Board of Directors Meetings and Committees

   The Board of Directors held a total of seven meetings during the fiscal year ended December 31, 1999. Each director attended at least 75% of the aggregate number of meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors on which he served. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

   The Audit Committee of the Board of Directors, which currently consists of directors Paul A. Ricci and J. Larry Smart , held four meetings during 1999. The Audit Committee, which meets periodically with management and our independent public accountants, recommends engagement of our independent public accountants and is primarily responsible for approving the service performed by our independent public accountants and reviewing and evaluating our accounting principles and the adequacy of our internal auditing procedures and controls.

   The Compensation Committee of the Board of Directors, which currently consists of directors Paul A. Ricci and Katharine A. Martin, held one meeting during 1999. The Compensation Committee, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees, administers the various incentive compensation and benefit plans (including our stock purchase and stock option plans) and recommends policies relating to such plans.

Compensation of Directors

   Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Option Plan"). Under the Directors' Option Plan, each nonemployee director will be granted an option to purchase 20,000 shares of Common Stock on the date on which he or she first becomes a nonemployee director (the "First Option"). Thereafter, on January 1 of each year each nonemployee director shall be automatically granted an additional option to purchase 5,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six (6) months. The First Option shall become exercisable in installments as to twenty-five percent (25%) of the total number of shares subject to the First Option on each anniversary of the date of grant of the First Option, and each Subsequent Option shall become exercisable in full on the first anniversary of the date of grant of that Subsequent Option. Options granted under the Directors' Option Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten (10) years. Pursuant to the Directors' Option Plan, on January 1, 1999, each nonemployee director was granted an option to purchase 5,000 shares of Common Stock. The terms of such options, including vesting terms, are substantially similar to the terms of the First Option.

Change in Control and Employment Agreements

   In April 1999, ScanSoft's Board of Directors approved acceleration of vesting of options for all officers and directors of the Company in the event of a change in control. A change in control includes a merger or consolidation of the Company not approved by the Board of Directors, certain changes in the Board of Director composition, and certain changes in the ownership of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers, directors and certain stockholders to file reports of ownership and changes in ownership of the Common Stock with the Commission. Based upon a review of such reports, the Company believes that all reports required by section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time.

Related Party Transactions

   We are a party to multiple non-exclusive agreements with Xerox Corporation in which we agreed to license Xerox the royalty-bearing right to copy and distribute certain versions of Pagis, TextBridge and PaperPort software programs with Xerox's multi-function peripherals. In addition, we are a party to a license agreement with Xerox that includes limited licenses and the assignment of certain patents and trademarks. During 1999, Xerox paid us approximately $4.5 million under these agreements.

   On September 13, 1999, we purchased 600,000 shares of Series A Preferred Stock, par value $0.10 per share, at a cost of $0.25 per share for a total investment of $150,000 in BookmarkCentral.com (which was recently renamed EchoBahn.com, Inc.). J. Larry Smart, one of our directors, is a founder and the current President and Chief Executive Officer of EchoBahn.

Voting Agreement

   Xerox, Xerox Imaging Systems, Inc., the Company and several holders of the Company Common Stock entered into a Voting Agreement effective at the close of the merger with ScanSoft, pursuant to which they agreed to vote to elect certain nominees to the Board of Directors, including up to two persons designated by Xerox (the "Voting Agreement"). This Agreement was amended
effective March     , 2000 to remove the holders other than Xerox from the
Agreement and to modify certain other provisions. The following is a summary of the terms of the Voting Agreement as amended.

   At each annual meeting of stockholders during the term of the Voting Agreement, or at any special meeting of stockholders at which board members are to be elected, the parties to the Voting Agreement will vote their shares so as to elect the following directors:

     (i) so long as Xerox owns at least 20% of our outstanding voting stock: two persons designated by Xerox, two individuals designated by the four members of the Board of Directors who were not nominated by Xerox and who are not our Chief Executive Officer or our then-current Chief Executive Officer, and three independent members with relevant industry experience who are to be designated by at least four out of the five directors who are not considered to be independent directors; or

     (ii) so long as Xerox owns at least 10% of our outstanding voting stock: one person designated by Xerox, two individuals designated by the five members of the board who were not nominated by Xerox and who are not our Chief Executive Officer or our then-current Chief Executive Officer, and four independent members with relevant industry experience who are designated by at least three out of the four directors who are not considered to be independent directors.

   The Voting Agreement will terminate upon the earliest to occur of: (1) the sale of all or substantially all of our property or business or our merger into or consolidation with any other corporation or if we effect any other transaction(s) in which more than 50% of our voting power is disposed of; (2) such time as Xerox owns less than 10% of our outstanding voting stock; or (3) such time as the non-reporting person parties to the Voting Agreement own, in the aggregate, less than 7% of our outstanding voting stock; provided, however, that if such time occurs prior to March 2, 2001 and Xerox holds at such time shares of our Series B Preferred Stock, the Voting Agreement will not terminate until the earlier of (x) March 2, 2001 or (y) the date on which Xerox (together with its affiliates) no longer holds any shares of our Preferred Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 1, 2000, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) all directors and executive officers as a group.

                                                                  Shares
                                                               Beneficially
                                                                 Owned(2)
                                                            ------------------
Name and Address of Beneficial Owner(1)                       Number   Percent
---------------------------------------                     ---------- -------
Xerox Imaging Systems, Inc.(3)............................. 11,853,602  44.4%
 800 Long Ridge Road
 Stamford, CT 06904
Michael K. Tivnan(4).......................................    221,423     *
Paul A. Ricci(5)...........................................    140,000     *
Wayne S. Crandall(6).......................................    119,971     *
Steven C. Ricketts.........................................     15,000     *
Stanley E. Swiniarski(7)...................................    102,187     *
Mark B. Myers(8)...........................................       5000     *
J. Larry Smart(9)..........................................     36,263     *
John J. Rogers, Jr.........................................        --    --
Katharine A. Martin(10)....................................      6,000     *
Robert G.Teresi(11)........................................      1,000
Robert J. Frankenberg(12)..................................        --
Anne M. Mulcahy............................................        --
All directors and executive officers as a group (9
 persons)(13)..............................................    646,844  2.42%

--------
  *  Less than 1%.
 (1) Unless otherwise indicated, the address for the following stockholders is c/o ScanSoft, Inc., 9 Centennial Drive, Peabody, Massachusetts 01960.
 (2) Applicable percentage ownership is based on 26,725,883 shares of common stock outstanding as of March 10, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the community property laws where applicable and except as indicated in the other footnotes to this table.
 (3) Excludes a warrant to purchase up to 1,738,552 shares of common stock and 7,179,495 shares of nonvoting Series B Preferred Stock. As a result of the acquisition of Caere Corporation, which closed on March 13, 2000, the number of shares owned by Xerox Imaging Systems now represents approximately approximately 26%.
 (4) Includes 171,423 shares subject to options exercisable within 60 days of March 1, 2000.
 (5) Excludes 11,853,602 shares of common stock held by Xerox Imaging Systems, Inc. Includes 5,000 shares subject to options exercisable within 60 days of March 1, 2000.
 (6) Includes 94,971 shares subject to options exercisable within 60 days of March 1, 2000.
 (7) Includes 102,187 shares subject to options exercisable within 60 days of March 1, 2000.
 (8) Includes 5,000 shares subject to options exercisable within 60 days of March 1, 2000.
 (9) Includes 34,166 shares subject to options exercisable within 60 days of March 1, 2000.
(10) Includes 5,000 shares subject to options exercisable within 60 days of March 1, 2000.
(11) Excludes 172,186 shares and 889,586 shares subject to options exercisable within 60 days of March 1, 2000 issued on March 13, 2000 in connection with the acquisition of Caere Corporation.
(12) Excludes 141,708 shares subject to options exercisable within 60 days of March 1, 2000 issued on March 13, 2000 in connection with the acquisition of Caere Corporation.
(13) Includes 417,747 shares subject to options exercisable within 60 days of March 1, 2000.

                             EXECUTIVE COMPENSATION

   The following table provides certain summary information for the fiscal years 1997, 1998 and 1999 concerning compensation paid to the Company's Chief Executive Officer and to the Company's four other named executive officers whose compensation exceeded $100,000 in 1999 (the "Named Executive Officers").

                                  Annual Compensation         Long-Term Compensation
                          ----------------------------------- ----------------------
Name and Principal                               Other Annual Securities Underlying
Position                  Year  Salary   Bonus   Compensation       Options(#)
------------------        ---- -------- -------- ------------ ----------------------
J. Larry Smart(1).......  1999 $165,846 $ 38,000   $122,750           120,000
 President and Chief Ex-  1998  314,357  114,500        --            698,574
 ecutive                  1997  190,050   98,429     21,500           815,000
 Officer

Michael K. Tivnan(2)....  1999  204,304   25,920        --            801,936
 President and Chief Ex-
  ecutive Officer

Stanley E.
 Swiniarski(2)..........  1999  131,606   17,089        --            295,887
 Vice President, Soft-
  ware Development

Wayne Crandall(2).......  1999  127,676   77,551        --            369,782
 Vice President, Sales
  and Marketing

Steven C. Ricketts(3)...  1999  114,679        0        --            243,570
 Senior Marketing Direc-
  tor

John J. Rogers, Jr.(4)..  1999   99,397   17,150        --            400,000
 Vice President, Sales
  and Marketing                                                     --------

--------
1) Mr. Smart left this capacity on March 1, 1999.
2) Mr. Tivnan, Mr. Swiniarski, and Mr. Crandall began operating in these capacities as of March 2, 1999.
3) Mr. Ricketts left the Company in January 2000.
4) Mr. Rogers joined the Company in May 1999.

                              Recent Option Grants

   The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 to the Named Executive Officers.

                                                                            Potential Realizable Value
                                    Percent of Total                        at Assumed Annual Rates of
                         Securities Options Granted                          Stock Price Appreciation
                         Underlying   to Employees   Exercise or              for Option Term ($)(2)
                          Options      in Fiscal     Base Price  Expiration ---------------------------
Name                     Granted(#)    Year(%)(1)     ($/Share)     Date         5%            10%
----                     ---------- ---------------- ----------- ---------- ------------- -------------
Michael K. Tivnan.......  260,000         8.23%         $1.63       3/2/09  $     266,526 $     675,428
                          240,000         7.59           1.72     10/28/09        259,608       657,897
                           10,000          .32           1.72     10/28/09         10,817        27,412

John J. Rogers, Jr .....  400,000        12.66           1.56       5/6/09        392,430       994,495

Wayne Crandall..........  142,588         4.51           1.63       3/2/09        146,167       370,415
                           75,000         2.37           2.19      9/30/09        103,296       261,772
Stanley Swiniarski......  175,938         5.57           1.63       3/2/09        180,354       457,052




Steven C. Ricketts......  142,000         4.49           1.63       3/2/09        145,564       368,888

--------
(1) Based on options to purchase an aggregate of 3,255,392 shares of common stock granted during fiscal 1999.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of five percent (5%) and ten percent (10%) compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of common stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

   The following table shows the number of shares of common stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 1999.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                   Values(1)

                             Number of Securities Underlying   Value of Unexercised In-the-Money
                              Unexercised Options at Fiscal       Options at Fiscal Year-End
   Name                     Year-End Exercisable/Unexercisable   ($) Exercisable/Unexercisable
   ----                     ---------------------------------- ---------------------------------
   Michael K. Tivnan.......          106,423/665,513                  $360,774/1,713,389
   John J. Rogers, Jr......             0/400,000                              0/976,000
   Wayne Crandall..........           59,324/295,458                     201,108/737,662
   Stanley Swiniarski......           58,202/237,685                     197,305/626,295
   Steven C. Ricketts......           32,158/196,412                     109,016/520,996

--------
(1) Based on a per share price of $4.00, the closing price of our common stock as reported by The Nasdaq National Market on December 31, 1999, the last trading day of the fiscal year.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION

   The Company's compensation policies for its executive officers and Chief Executive Officer are determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee sets the base salary and bonus programs for executive officers each fiscal year. In addition, the Committee administers the Company's 1993 Incentive Stock Option Plan and 1997 Employee Stock Option Plan under which option grants may be made to such officers and other key employees as an inducement essential to such officers and employees joining and/or remaining with the Company.

General Compensation Policy

   The Company's executive compensation program consists of three main components: (1) base salary which reflects individual performance and Company performance and is designed generally to be competitive with salary levels in the Company's industry and geographical area, (2) potential for a quarterly or annual bonus payable in cash and based on individual performance and Company performance, and (3) long-term stock option awards that provide executive officers with the opportunity to build a meaningful stake in the Company, with the objective of aligning executive officers' long-range interests with those of the stockholders and encouraging the achievement of superior results over time.

Factors

   Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. Additional factors were also taken into account to a lesser degree. The Committee may at its discretion apply entirely different factors, particularly different measures of financial performance, insetting executive compensation for future fiscal years.

  . Base Salary. The base salary for each executive officer is set on the basis of personal performance, internal comparability standards, and the salary levels in effect for comparable positions with companies in the Company's industry and at high technology companies generally in Silicon Valley and Boston that are of comparable size to the Company and with which the Company competes for executive personnel. External salary data is obtained by reviewing data from specific companies in Silicon Valley and Boston in the Company's industry and a variety of compensation surveys. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index in the "Performance Graph" included below.

  . Annual Incentive Compensation. Bonuses were paid to executive officers for fiscal 1999. The Company had adopted a Management Incentive Program in December 1995 pursuant to which bonuses were payable to eligible employees for fiscal 1999 upon achievement of individual goals established for each employee and Company performance goals. The individual performance portion of the bonus varied, depending on the individual, and the Company performance portion of the bonus was a function of net profit before taxes. Individual goals and Company performance goals were generally targeted at 40% and 60%, respectively, of the total bonus amount to be paid to any particular executive officer. Performance goals related to revenue, product delivery and cash flow criteria. For 1999, the executive bonuses paid represented between 25-35% of the total bonus opportunity.

  . Long-term Incentive Compensation. The Committee periodically approves grants of stock options to each of the Company's executive officers under the Company's 1993 Incentive Stock Option Plan. The grants are designed to give executive officers the opportunity to build a meaningful stake in the Company, with the objective of aligning executive officers' long-range interests with those of the stockholders and encouraging the achievement of superior results over time. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. During the 1999 fiscal year, the Committee approved grants to officers with vesting commencing on the date of grant, after taking into account the option holdings and direct stock holdings of such individuals. The size of such grants was set to achieve a potential percentage ownership stake in the Company that the Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon such individuals' current position with the Company, but also taking into account the individual's potential for future responsibility and promotion over the option term and the individual's personal performance in recent periods.

Chief Executive Officer Compensation

   The Committee meets without the Chief Executive Officer's presence to evaluate his performance and reports on that evaluation to the independent members of the Board of Directors. The compensation payable to Michael K. Tivnan in his capacity as the Company's Chief Executive Officer for fiscal 1999 was based on a number of factors, including comparative salaries of chief executive officers of similar companies of comparable sales and capitalization in the Company's industry and geographical area. The primary data source for chief executive officer compensation was the 1999 Radford Executive Management Survey and the 1999 Price Waterhouse Coopers Software Industry Council. The data indicated that Mr. Tivnan's base salary falls in the 50th percentile of the market as determined by similar companies with revenue between $40 and $99 million. Mr. Tivnan's bonus is based on the same performance criteria as the other executive officers. He was paid a bonus of approximately $26,000, which represented approximately 25% of this total target bonus.

                                          COMPENSATION COMMITTEE

                                          Paul Ricci
                                          Katharine A. Martin

                               PERFORMANCE GRAPH

   The following graph compares, for the period of time since the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934 (December 11, 1995), the cumulative total stockholder return for the Company with the cumulative total return of the Standard & Poor's 500 Stock Index, and the Nasdaq Computer Manufacturers Index assuming $100 was invested on December 11, 1995 in the Company's Common Stock and both of the indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                                [GRAPH TO COME]

                               PROPOSAL NUMBER 2

       APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

   The Board of Directors has approved an amendment to the Company's Restated Certificate of Incorporation, subject to the approval of the Company's stockholders. The amendment deletes paragraph (c) of ARTICLE IV in its entirety and restates the Company's Certificate of Incorporation. The purpose of the amendment is to delete certain supermajority vote provisions that were added to the Company's Certificate of Incorporation at the time of the merger with Xerox Corporation's subsidiary in March 1999. The effect of the amendment will be to reduce the vote required to take the enumerated actions to the minimum vote required by the Delaware General Corporation Law ("DGCL") and in some instances eliminate the need for stockholder approval altogether. A copy of the Company's Amended and Restated Certificate of Incorporation is attached hereto as Annex A.

   Paragraph (c) of ARTICLE IV of the Company's Restated Certificate of Incorporation provides in its entirety that:

     "This corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Common Stock, voting together as a separate class:

        (A) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, provided that his provision shall not apply to a merger effected exclusively for the purpose of changing the domicile of the corporation;

        (B) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series B Preferred Stock with respect to voting, dividends, conversion or upon liquidation;

       (C) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to adversely affect them;

        (D) increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock;

        (E) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock or Preferred Stock, provided, however, that this restriction shall not apply to the repurchase of shares of Common stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost or at cost upon occurrence of certain events, such as the termination of employment;

        (F) declare or pay any dividends on its Common or Preferred Stock;
    or

        (G) amend the corporation's Bylaws."

   These provisions were added at the time of the merger with the Xerox subsidiary because Xerox became the holder of approximately 45% of the Company's outstanding voting shares following the merger. Generally, these provisions were designed to protect the interests of all stockholders of the Company in view of the concentrated vote in one single stockholder. However, as a result of the Company's recent acquisition of Caere Corporation, in which approximately 19 million shares of Common Stock were issued to former stockholders of Caere Corporation effective as of the closing of the merger on March 13, 2000, Xerox now holds approximately 26% of the Company's outstanding voting securities. Therefore, the Company's management no longer believes that the supermajority voting provisions are necessary to protect the interests of all stockholders and in fact believes that they may have the effect of preventing, discouraging or delaying an acquisition of the Company and interfering with the day-to-day operations of the Company.

   Subparagraph (A) precludes the Company from being acquired or merged or from selling all or susbtanitally all of its assets without a supermajority vote. Under Delaware law, a merger, acquisition or sale of all or substantially all of the assets of the corporation would require the affirmative vote of a majority of the outstanding shares. The requirement to obtain a supermajority vote on these transactions is likely to have the effect of preventing, discouraging or delaying an acquisition, merger or takeover of the Company, including a negotiated transaction that the Company's board of directors believes is in the best interests of the Company's stockholders. In the case of any unsolicited proposal that the Company may receive in the future, the Board believes that without the supermajority vote it can adequately protect the interests of the Company's stockholders with the Company's poison pill (i.e. the Company's Rights Agreement with U.S. Stock Transfer Corporation N.A.), the use of authorized but unissued shares of Preferred Stock and the protections afforded by Section 203 of the DGCL. The Company's Board of Directors is not aware of any present arrangement, agreement, understanding or plan regarding a proposed acquisition or takeover of the Company or of a sale of all or substantially all of the Company's assets.

   Under the DGCL, an encumbrance of all or substantially all of the assets of the Company does not require a stockholder vote. The current inability of the Company to encumber all of its assets has the effect of interfering with the Company's ability to enter into routine, ordinary course of business secured credit facility transactions, which may be necessary or desirable from time to
time in order to maintain the Company's liquidity requirements. On March   ,
2000 the Company entered into a $10,000,000 secured credit facility with Fleet National Bank. The credit facility is secured by the Company's accounts receivable, patents and trademarks. If the Company's stockholders approve the Amended and Restated Certificate of Incorporation, Fleet National Bank will perfect a security interest in all of the Company's remaining assets.

   Subparagraph (B) generally prohibits the Company's ability to issue its authorized, but unissued preferred stock from time to time without a supermajority vote of the stockholders. The Company believes that it is in the best interests of the stockholders to have these shares available to issue from time to time to meet the Company's future business needs as they arise. The Company's Board of Directors has no present arrangements, agreements, understandings or plans for the use of any such authorized, but unissued shares of Preferred Stock. The Board believes that the availability of such shares will provide the Company with the flexibility to issue Preferred Stock, when appropriate or desirable, without further action by the Company's stockholders, unless required by law, regulatory or stock exchange rule.

   Subparagraphs (C) and (D) are generally applicable only to the sole holder of the Series B Preferred Stock, a subsidiary of Xerox Corporation. Under the DGCL, even in the absence of these provisions, Xerox, as the sole holder of Series B Preferred Stock, would have to consent to any action that would alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to adversely affect it.

   Subparagraph (E) generally prohibits the Company's reacquisition or redemption of shares of Common or Preferred Stock without a supermajority vote of the stockholders. Under the DGCL, this generally does not require stockholder consent, but it is prohibited if any such acquisition or redemption would impair the Company's capital. The Company's Board of Directors has no present arrangements, agreements, understandings or plans to reacquire or redeem any shares of Common or Preferred Stock, except in the ordinary course of business the Company may from time to time reacquire unvested shares of Common Stock from employees, officers, directors consultant or other persons pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment.

   Subparagraph (F) prohibits the Company from declaring or paying a dividend on its Common or Preferred Stock without a supermajority vote of the stockholders. Under the DGCL, this does not require stockholder approval, but it does prohibit the payment of any such dividend if it would impair the Company's capital. The Company's Board of Directors has no present arrangements, agreements, understandings or plans to declare or pay a dividend on any shares of Common or Preferred Stock. In addition, pursuant to the terms of the Series B Preferred Stock, the Company may not declare any dividend on the Common Stock without first paying a dividend on the Series B Preferred Stock.

   Subparagraph (G) precludes the Company from amending its Bylaws. In the absence of a requirement in the certificate of incorporation, amendments to Bylaws do not generally require stockholder approval.

Required Approval

   The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required to approve the Amendment and Restatement of the Certificate of Incorporation. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment and restatement of the Certificate of Incorporation.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                               PROPOSAL NUMBER 3

                   APPROVAL OF THE COMPANY'S 2000 STOCK PLAN

   The Company currently grants options to its employees under the 1993 Incentive Stock Option Plan (including executive officers) and the 1997 Employee Stock Option Plan (including, in some instances, executive officers). As of March 10, 2000, options to purchase a total of 1,928,901 were outstanding under the 1993 Incentive Stock Option Plan and options to purchase 747,893 shares remained available for grant thereunder (plus any canceled or expired options that may be returned to 1993 Incentive Stock Option Plan). As of March 10, 2000, options to purchase 1,393,366 shares were outstanding under the 1997 Employee Stock Option Plan and options to purchase -0- shares remained available for grant thereunder (plus any canceled or expired options that may be returned to the 1997 Employee Stock Option Plan). To ensure the company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee of the Board, the shareholders are being asked to approve the Company's 2000 Stock Plan (the "2000 Plan"). The Board believes the 2000 Plan is necessary in order to continue the Company's policy of equity ownership by employees as an incentive for employees to exert maximum efforts. The total number of shares authorized for issuance under the 2000 Plan is 2,500,000 shares.

                          DESCRIPTION OF THE 2000 PLAN

General

   The 2000 Option Plan provides for the grant of both incentive and nonstatutory stock options and stock purchase rights. Incentive stock options granted under the 2000 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2000 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of options.

Purpose

   The purpose for the 2000 Plan is to attract and retain the best available personnel; to provide additional incentives to employees, directors, and consultants; and to promote the success of the Company's business.

Administration

   The 2000 Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. The Board of Directors or its committee has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the 2000 Plan and not inconsistent with the 2000 Plan, to construe and interpret the 2000 Plan, and to make all other determinations necessary or advisable for the administration of the 2000 Plan.

   The Board has the power to delegate administration of the 2000 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more "outside directors" within the meaning of Section 162(m) of the Code. For this purpose, a "non-employee director" generally is a director who does not receive remuneration from the Company other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 of the Exchange Act). An "outside director" generally is a director who is neither a current or former officer of the Company nor a current employee of the Company, does not receive any remuneration from the Company other than compensation for service as a director, and is not employed by or have certain ownership interests in an entity that receives remuneration from the Company (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the
Code). If administration is delegated to a committee, the committee has the power to delegate administrative powers to a subcommittee. As used herein with respect to the 2000 Plan, the "Board" refers to any committee the Board appoints or, if applicable, any such subcommittee, as well as to the Board itself.

Eligibility

   Incentive stock options may be granted under the 2000 Plan only to employees (including officers) of the Company and its affiliates. Nonstatutory stock options and stock purchase rights may be granted to service providers, including employees (including officers), directors of, and consultants to, the Company and its affiliates.

   No incentive stock option may be granted under the 2000 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10 percent of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110 percent of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the 2000 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

   Under the 2000 Option Plan, no employee may be granted options to purchase more than 150,000 shares of Common Stock during any calendar year, except in connection with his/her initial service when an additional 400,000 shares may be granted, which shall not count against the 150,000 share per year limit.

Stock Subject to the 2000 Plan

   Subject to this Proposal 2, an aggregate of 2,500,000 shares of Common Stock is reserved for issuance under the 2000 Plan. If an option or stock purchase right granted under the 2000 Plan expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased shares will again become available for future grant or sale under the 2000 Plan, provided that all shares which have actually been issued under the 2000 Plan, whether upon an option or right, shall not be returned to the 2000 Plan and shall not become available for future distribution under the 2000 Plan.

Terms of Options

   The following is a description of the permissible terms of options under the 2000 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100 percent of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110 percent of such fair market value. The exercise price of nonstatutory options may not be less than 85 percent of the fair market value of the stock on the date of grant. If options are granted with exercise prices below 100 percent of fair market value, deductions for compensation attributable to the exercise of such options could be limited by
Section 162(m) of the Code. See "Federal Income Tax Information" below. As of March 10, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $5.19 per share.

   The exercise price of options granted under the 2000 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

   Option Exercise. Options granted under the 2000 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Vesting typically will occur during the optionholder's continued service with the Company or an affiliate, whether such service is performed in the capacity of employee, director or consultant (collectively, "service") and regardless of any change in the capacity of such service. Shares covered by different options granted under the 2000 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2000 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder's service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned Common Stock of the Company or by a combination of these means.

   Term. The maximum term of options under the 2000 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 2000 Plan generally terminate three months after termination of the optionholder's service unless (1) such termination is due to the optionholder's permanent and total disability (as defined in the Code), in which case the option may, but need not, provided that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the optionholder dies before the optionholder's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provided that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 12 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

   The Board may at any time offer to buy out for a payment in cash or shares an option previously granted based on such terms and conditions as the Board shall establish and communicate to the optionholder at the time that such offer is made.

Stock Purchase Rights

   Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Board determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Board.

   Repurchase Option. Unless the Board determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Board.

Restrictions on Transfer

   Unless otherwise determined by the Board, an option or stock purchase right may not be transferred or disposed of in any manner other than by will or by the laws of descent and distribution. During the lifetime of the employee, only the employee may exercise an option stock purchase right.

   The Board may make an option or stock purchase right transferable in certain limited instances subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

   Transactions not involving receipt of consideration by the company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the 2000 Plan and outstanding options. In that event, the 2000 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 2000 Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

Effect of Certain Corporate Events

   The 2000 Plan provides that, in the event of sale of substantially all of the assets of the Company, specified types of merger or other corporate reorganization ("change in control"), then any surviving corporation will be required to either assume options and stock purchase rights outstanding under the 2000 Plan or substitute similar options and stock purchase rights for those outstanding under the 2000 Plan. If any surviving corporation declines to assume options and stock purchase rights outstanding under the 2000 Plan, or to substitute similar options, then, optionholders shall fully vest in the and have the right exercise the option or stock purchase right as to all the optioned stock, including shares as to which it would not otherwise be vested or exercisable. In such event, an outstanding option or stock purchase right will terminate if the holder does not exercise it within fifteen (15) days of the date of the notice from the Board that vesting for said option or stock purchase right has been accelerated in full.

   The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendments and Termination

   The Board may suspend or terminate the 2000 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner
terminated, the 2000 Plan will terminate on        , 2010.

   The Board also may amend the 2000 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2000 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change the 2000 Plan in any other way if such change requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or to satisfy the requirements of Section 422 of the Code or any Nasdaq or other applicable securities exchange listing requirements. The Board may submit any other amendment to the 2000 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements
Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

   The Board also may amend any of the terms of one or more outstanding opt ions granted under the 2000 Plan provided, however, that the rights under any option shall not be impaired by any such amendment unless (i) the Company requests the consent of the optionholder and (ii) the optionholder consents in writing.

Federal Income Tax Information

   Incentive Stock Options. Incentive stock options under the 2000 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

   There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may cause an optionholder to become subject to, or result in an increase in, liability for alternative minimum tax.

   If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

   Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20 percent while the maximum ordinary income rate and short-term capital gains rate is effectively
39.6 percent.

   To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonstatutory Stock Options. Nonstatutory stock options granted under the 2000 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

     Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or subsequent vesting of the stock, where applicable). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that such compensation exceeds $1 million. It is possible that compensation attributable to stock options, when combined with other compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

Required Approval

   The affirmative vote of the holders of a majority of shares of capital stock represented and voting at a duly held meeting at which a quorum is present is required to approve the 2000 Stock Plan as it relates to the two million five hundred thousand (2,500,000) new shares available for issuance under the 2000 Stock Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment of the 1995 Plan.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2000 STOCK PLAN.

                               PROPOSAL NUMBER 4

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has approved the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company until revoked by further action. PricewaterhouseCoopers LLP has been the Company's independent accountants since inception (March 10, 1992).

   The stockholders are asked to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

   Should the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants, appointment of the firm for the fiscal year ending December 31, 2000 will be reconsidered by the Board of Directors.

   Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of PricewaterhouseCoopers LLP as independent accountants for the Company's fiscal year ending December 31, 2000.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

Other Matters

   Proposals Intended to be Presented at Next Annual Meeting. Proposals of security holders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than December 5, 2000.

   Other Matters. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

   Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

   Annual Report. The Company will provide a copy of its Annual Report on Form 10-K for the year ended December 31, 1999, without charge, to any stockholder who makes a written request to Katharine A. Martin, Secretary, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304.

                                          By Order of the Board of Directors,

                                          Katharine A. Martin
                                          Secretary

Peabody, Massachusetts
April 4, 2000

                                    ANNEX A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      of
                                SCANSOFT, INC.
                            a Delaware Corporation
   (Pursuant to Sections 242 & 245 of the Delaware General Corporation Law)

Michael K. Tivnan and Katharine A. Martin certify that:

     1. They are the duly elected and acting President and the Secretary, respectively, of Scansoft, Inc., a corporation organized under the laws of the State of Delaware (the "corporation").

     2. The name of the corporation is Scansoft, Inc. and that the corporation was originally incorporated on September 21, 1995 under the name Visioneer Communications, Inc. pursuant to the General Corporation Law.

     3. The Amended and Restated Certificate of Incorporation of the corporation shall be restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is ScanSoft, Inc.

                                  ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     (A)  Classes of Stock.  This corporation is authorized to issue two classes
          ----------------
of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). the total number of shares which the corporation is authorized to issue is One Hundred Eighty Million (180,000,000) shares. the number of shares of Common Stock authorized to be issued is One Hundred Forty Million (140,000,000), per value $.001 per share, and the number of shares of Preferred Stock authorized to be issued is Forty Million (40,000,000), par value $.001 per share.

     (B)  Rights, Preferences and Restrictions of Preferred Stock.  The
          -------------------------------------------------------
Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "Series A Participating Preferred
                                               --------------------------------
Stock" and shall consist of one hundred thousand (100,000) shares. The second
-----
series of Preferred Stock shall be designated "Series B Preferred Stock"
                                               ------------------------
and shall consist of fifteen million (15,000,000) shares. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Participating Preferred Stock and Series B Preferred Stock are as set forth below in Article IV(2) (A) and (B), respectively.

     The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In the case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          (A)  Series A Participating Preferred Stock.

               1.  Dividends and Distributions.
                   ---------------------------

                   (a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last Sunday of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the corporation shall at any time after October 23, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (b) The corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                   (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               2.  Voting Rights.  The holders of shares of Series A
                   -------------
Participating Preferred Stock shall have the following voting rights:

                   (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (b) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

                   (c) Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               3.  Certain Restrictions.
                   --------------------

                   (a) The corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section (A)(1) hereof.

                   (b) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section (A)(1) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

                        (ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

                        (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                   (c) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (a) of this Section (A)(3), purchase or otherwise acquire such shares at such time and in such manner.

               4.  Reacquired Shares. Any shares of Series A Participating
                   -----------------
Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               5.  Liquidation, Dissolution or Winding Up.
                   --------------------------------------

                   (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000 per share, provided that in the event the corporation does not have sufficient assets, after payment of its liabilities and distribution to holders of Preferred Stock ranking prior to the Series A Participating Preferred Stock, available to permit payment in full of the $1,000 per share amount, the amount required to be paid under this Section (A)(5)(a)(1) shall, subject to Section (A)(5)(b) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series A Participating Preferred Stock or (2) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of (1) or (2), the "Series A Liquidation Preference"). In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

               6.  Consolidation, Merger, etc. In case the corporation shall
                   --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of common Stock that were outstanding immediately prior to such event.

               7.  No Redemption. The shares of Series A Participating Preferred
                   -------------
Stock shall not be redeemable.

               8.  Ranking. The Series A Participating Preferred Stock shall
                   -------
rank junior to all other series of the corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

               9.  Amendment. The Certificate of Incorporation of the
                   ---------
corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

               10.  Fractional Shares. Series A Participating Preferred Stock
                    -----------------
may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock."

           (B)  Series B Preferred Stock.
                ------------------------

                1.  Dividends Provisions.
                    --------------------

                    (a) The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.05 per share of Series B Preferred Stock per annum (as determined on a per annum basis and an as converted basis for the Series B Preferred Stock) whenever funds are legally available therefor, payable when, as and if declared by the Board of Directors. Such dividends shall be non-cumulative. Unless full dividends on the Series B Preferred Stock for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) shall be paid or declared, and no distribution shall be made, on any Common Stock. Dividends, if declared, must be declared and paid with respect to all series of Preferred Stock contemporaneously, and if less than full dividends are declared, the same percentage of the dividend rate will be payable to each series of Preferred Stock.

                    (b) After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and all holders of Series B Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Series B Preferred Stock were converted to Common Stock at the then effective conversion rate.

                2.  Liquidation Preference.
                    ----------------------

                    (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) $1.30 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") plus an amount equal to all declared but unpaid dividends on each such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

                    (b) After the distribution described in Section (B)(2) above has been paid, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

                3.  No Redemption. No holder of Series B Preferred Stock shall
                    -------------
have any right to require the corporation or any "related person" (within the meaning of section 351(g)(3)(B) of the Internal Revenue Code) to redeem or purchase any shares of Series B Preferred Stock. Similarly, neither the corporation nor any such related person shall have any right or option to redeem or purchase any shares of Series B Preferred Stock from any holder thereof.

                4.  Conversion. The holders of Series B Preferred Stock shall
                    ----------
have conversion rights as follows (the "Conversion Rights"):

                    (a)  Right to Convert; Automatic Conversion.
                         --------------------------------------

                        (i) Subject to subsection (4)(c) below, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, during the periods specified in Section (B)(4)(a)(ii) below, at the office of this corporation or any transfer agent for the

Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such shares in effect on the date the certificate for such share is surrendered for conversion. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for shares of Series B Preferred Stock shall be subject to adjustment as set forth in subsection 4(c) below.

                        (ii) The shares of Series B Preferred Stock shall not be convertible into Common Stock prior to March 2, 2001; provided, however, that notwithstanding the foregoing, each share of Series B Preferred Stock shall be convertible into Common Stock, at the option of the holder thereof, at any time after the date on which such holder owns directly or indirectly a number of outstanding shares of Common Stock of this corporation that represents less than 30.0% of the total number of shares of Common Stock outstanding immediately prior to conversion of such share; and provided further, however, that such holder shall not be entitled to convert any share of Series B Preferred Stock pursuant to this Section (B)(4)(a)(ii) if the conversion of such share to Common Stock would result in such holder owning directly or indirectly a number of outstanding shares of Common Stock of this corporation that represents more than 50.0% of the total number of shares of Common Stock outstanding immediately after the conversion of such share.

                        (iii) At any time after March 2, 2001, upon the written consent of the holders of at least 66-2/3% of the then outstanding shares of Series B Preferred Stock, each share of Series B Preferred Stock shall automatically and immediately be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such shares in effect on the date the certificate for such share is surrendered for conversion. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for shares of Series B Preferred Stock shall be subject to adjustment as set forth in subsection 4(c) below.

                   (b)  Mechanics of Conversion. Before any holder of shares of
                        -----------------------
Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such Series B Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder, tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of shares of Series B Preferred Stock shall not be deemed to have converted such shares of Series B Preferred Stock until immediately prior to the closing of such sale of securities.

                   (c)  Conversion Price Adjustments of Series B Preferred
                        --------------------------------------------------
Stock. The Conversion Price of the Series B Preferred Stock shall be subject to
-----
adjustment from time to time as follows:

                        (i) In the event this corporation should at any time or from time to time after the date upon which any shares of Series B Preferred Stock were initially issued (a "Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then as of such record date (or the date of such dividend distribution split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be increased in proportion to such increase of outstanding shares.

                        (ii) If the number of shares of Common Stock outstanding at any time after a Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be decreased in proportion to such decrease in outstanding shares.

                   (d)  Other Distributions. In the event this corporation shall
                        -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(i), then, in each such case for the purpose of this subsection 4(d), the holders of Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

                   (e)  Recapitalization. If at any time or from time to time
                        ----------------
there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section (B)(4) or (5)), provision shall be made so that the holders of Series B Preferred Stock shall thereafter be entitled to receive upon conversion of their Series B Preferred Stock, the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (B)(4) with respect to the rights of the holders of Series B Preferred Stock after the recapitalization to the end that the provisions of this Section (B)(4) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                   (f)  No Impairment. This corporation will not, by amendment
                        -------------
of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion rights of the holders of the Series B Preferred Stock against impairment.

                   (g)  Fractional Shares and Certificate as to Adjustments.
                        ---------------------------------------------------

                        (i) No fractional shares shall be issued upon conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon such conversion shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                        (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section (B)(4), this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (B) the Conversion Price for Series B Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

                   (h)  Notices of Record Date. In the event of any taking by
                        ----------------------
this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                        (i)  Reservation of Stock Issuable Upon Conversion. This
                             ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of Series B Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                   (j)  Notices. Any notice required by the provisions of this
                        -------
Section (B)(4) t be given to the holders of shares of any series of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

               5.  Merger, Consolidation or Reorganization.
                   ---------------------------------------

                   (a) A consolidation, merger or other reorganization of this corporation with or into another corporation or other entity or person in which this corporation shall not be the continuing or surviving entity of such merger, consolidation or reorganization, or the sale of all or substantially all of this corporation's properties and assets to any other person, or any transaction or series of related transactions by this corporation in which an excess of 50% of this corporation's voting power is transferred shall be deemed to be a liquidation for all purposes of Section (B)(2) hereof, unless this corporation's stockholders of record immediately prior to such merger, consolidation, reorganization, sale or transaction are holders of more than 50% of the voting equity securities of the surviving corporation.

                   (b) In the event the requirements of subsection 5(a) are not complied with, this corporation shall forthwith either:

                        (i) cause such closing to be postponed until such time as the requirements of this Section (B)(5) have been complied with, or

                        (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 5(c) hereof.

                   (c) This corporation shall give each holder of record of Series B Preferred Stock written notice of such impending transaction not later than 20 days prior to the stockholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section
(B)(5), and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place earlier than 20 days after this corporation has given the first notice provided for herein or earlier than ten days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of the Series B Preferred Stock then outstanding.

               6.  Voting Rights. The holders of Series B Preferred Stock shall
                   -------------
not be entitled to vote on any matters except as expressly provided in Section 242(b)(2) of the Delaware General Corporation Law. In such event, the holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted. In all cases any fractional share, determined on an aggregate as-converted basis, shall be rounded to the nearest whole share (with one-half being rounded upward). If the Series B Preferred Stockholders are entitled to vote, such holders shall be entitled, notwithstanding any provision hereof, to notice in accordance with the bylaws of this corporation of any stockholders' meeting that is called to consider a matter as to which the Series B Preferred Stockholders would be entitled to vote.

               7.  Status of Converted Stock. In the event any shares of Series
                   -------------------------
B Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by this corporation.

         (C)  No Preemptive Rights. The holders of the Series B Preferred Stock
              --------------------
shall not have any preemptive rights.

                                   ARTICLE V

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the Bylaws of this corporation.

                                   ARTICLE VI

     The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors of by the stockholders.

                                  ARTICLE VII

     Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                  ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.


                                   ARTICLE IX

     A director of this corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

                                   ARTICLE X

     No action required to be taken or that may be taken at any annual or special meeting of the stockholders of this corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                   ARTICLE XI

     To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) its agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

     Any repeal or modification of any of the foregoing provisions of this Article shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer, agent or other person occurring prior to such repeal or modification.

                                  ARTICLE XII

     This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     4. Michael K. Tivnan and Katharine A. Martin further declare under penalty of perjury that each has read the foregoing certificate and knows the contents thereof and that the same is true and correct.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on _________, 2000.


                                    __________________________________________
                                    Michael K. Tivnan, President



                                    __________________________________________
                                    Katharine A. Martin, Secretary